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                                                                EXHIBIT 14(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Statement of Additional Information and Combined Proxy Statement/Prospectus constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report, dated October 13, 1995, relating to the financial statements of Vista Treasury Plus Money Market Fund, Vista U.S. Government Money Market Fund, Vista Global Money Market Fund (subsequently renamed Vista Cash Management Fund), Vista Tax Free Money Market Fund and Vista New York Tax Free Money Market Fund (separately managed portfolios of Mutual Fund Trust), appearing in the Annual Report to Shareholders for the fiscal year ended August 31, 1995, which are incorporated by reference in such Combined Proxy Statement/Prospectus and Statement of Additional Information. We also consent to the incorporation by reference of our report dated October 11, 1994 in the Statement of Additional Information of Post Effective Amendment No. 2 of Mutual Fund Trust (the "N-1A Registration Statement"), relating to the financial statements of Vista Treasury Plus Money Market Fund, Vista U.S. Government Money Market Fund, Vista Global Money Market Fund (subsequently renamed Vista Cash Management Fund), Vista Tax Free Money Market Fund and Vista New York Tax Free Money Market Fund (separately managed portfolios of Mutual Fund Trust), appearing in the Annual Report to Shareholders for the fiscal year ended August 31, 1994, which are incorporated by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information of the N-14 Registration Statement. We also consent to the references to us under the heading "Financial Statements and Experts" in the N-14 Registration Statement, and under the headings "Condensed Financial Information -- Per Share Data and Capital Changes" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information, of the N-1A Registration Statement.

/s/ PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
December 27, 1995